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                                                                 Exhibit (g)(12)

                          NORTHERN INSTITUTIONAL FUNDS

                   ADDENDUM No. 11 TO THE CUSTODIAN AGREEMENT
                   ------------------------------------------

     This Addendum No. 11, dated as of the 30th day of October 2001, is entered into between THE NORTHERN INSTITUTIONAL FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust and Northern have entered into a Custodian Agreement (the "Agreement") dated June 8, 1992, as amended by Addendum No. 1 dated January 8, 1993, Addendum No. 2 dated July 1, 1993, Addendum No. 3 dated October 8, 1996, Addendum No. 4 dated April 22, 1997, Addendum No. 5 dated December 1, 1997, Addendum No. 6 dated January 27, 1998, Addendum No. 7 dated March 31, 1998, Addendum No. 8 dated October 5, 1999, Addendum No. 9 dated March 1, 2001 and Addendum No. 10 dated July 31, 2001, pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, Intermediate Bond Portfolio, Small Company Growth Portfolio, Municipal Portfolio, Mid Cap Growth Portfolio, Core Bond Portfolio and Liquid Assets Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust and Northern desire to change the choice of law provision in Section 16 of the Agreement and the provision regarding cash balance compensation;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Amendment. The last sentence of Section 16 of the Agreement is hereby
          ---------
          amended and restated as follows:


               This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to Section 17 hereof which shall be construed in accordance with the laws of the State of Delaware) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     2.   Amendment Regarding Cash Balance Compensation. The provision in the
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          Agreement entitled "Cash Balance Compensation" is hereby amended and restated as follows:

               Northern shall compensate each portfolio for uninvested U.S. dollar cash balances ("Cash Balances") maintained with Northern at the end of each day in accordance with this paragraph ("Cash Balance Compensation"). Cash Balance Compensation with respect to each Portfolio's uninvested Cash Balance shall be determined at the end of each day based on an annual rate equal to 96% of the previous calendar month's average 90-day Treasury bill interest rate. The amount of each Portfolio's accumulated Cash Balance Compensation shall be paid monthly in the form of reductions to the custody fees otherwise allocable to the Portfolio under the Agreement for such month. In the event that a Portfolio's Cash Balance Compensation for any month exceeds the custody fees payable by the Portfolio under the Agreement for such month, the Portfolio's excess Cash Balance Compensation may be carried forward and credited against future custody fees, provided that
                                                                 --------
               no excess Cash Balance Compensation may be carried forward beyond the end of any fiscal year.

     3.   Miscellaneous. Except to the extent amended hereby, the Agreement
          -------------
          shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.



     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.

                                        NORTHERN INSTITUTIONAL FUNDS

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Attest: /s/ Diane Anderson                  By: /s/ Lloyd A. Wennlund
        ------------------                      ---------------------

                                            Name:  Lloyd A. Wennlund

                                            Title: President


                                            THE NORTHERN TRUST COMPANY

Attest: /s/ Diane Anderson                  By: /s/ William A. Beldon III
        ------------------                      -------------------------

                                            Name:  William A. Beldon III

                                            Title: Vice President

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